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Schedule 16 Calculations
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Warburg, Pincus New York Tax Exempt Fund, Inc.
As of 2/28/97

7 Day Yield:
         With Waiver       .000539409 x (365/7) = 2.81%
         Without Waiver    .000533845 x (365/7) = 2.78%

7 Day Effective Yield:
         With Waiver       (1 + .000539409/7)365 - 1 = 2.85%
         Without Waiver    (1 + .000533845/7) 365 - 1 = 2.82%

Tax Equivalent Yield:
         With Waiver       .0281/(1 - .396)(1 - .0712) = 5.01%
         Without Waiver    .0278/(1 - .396)(1 - .0712) = 4.96%